UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 11, 2011 (June 29, 2011)

CARBON NATURAL GAS COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2020, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043

(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

On June 10, 2011, Nytis Exploration Company LLC (“NEC”), an indirect subsidiary of Carbon Natural Gas Company (“Carbon” or the “Company”), entered into an amendment to its credit facility with Bank of Oklahoma.  The amendment became effective as of June 29, 2011 and resulted in an increase in the borrowing base from $10 million to $20 million and an increase in the maximum line of credit available under hedging arrangements from $2.7 million to $5.0 million.  Further, the maturity date of the credit facility was extended from May 31, 2012 to May 31, 2014.  As security for its obligations under the credit facility, NEC also mortgaged and granted a security interest in certain of the assets it recently acquired from The Interstate Natural Gas Company LLC and related parties.

In connection with these changes to NEC’s credit facility, Carbon has entered into an agreement with Bank of Oklahoma to guaranty NEC’s obligations under its credit facility.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY
July 11, 2011
/s/ Patrick R. McDonald
Patrick R. McDonald,
President and CEO